Exhibit 10.1

                         eRoomSystem Technologies, Inc.
                            Stock Purchase Agreement

         This Stock Purchase Agreement dated November 8, 2002 is among eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), and Ash Capital, LLC, a Utah limited liability company (the "Purchaser"). Capitalized terms used herein are defined as set forth in Section 7.

         This Agreement is one of a series of agreements of like tenor providing for the sale by the Company and the purchase by the Purchaser and certain other purchasers (collectively, the Purchaser and such other purchasers to be referred to as the "Purchasers") of up to 2,777,778 shares at a price of $.90 per share (the "Preferred Shares") of Series D Convertible Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock"), the terms of which are set forth in the certificate of designation of rights, privileges and preferences set forth in Exhibit A (the "Certificate of Designation"), convertible into shares of common stock of the Company at the rate of $.15 per share. For illustration purposes, 2,777,778 shares of Preferred Stock will convert into 16,666,667 shares of common stock.

         The Purchaser desires to purchase a portion of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement.

         Now, therefore, the parties agree as follows:

         1.       Purchase and Sale of Shares

                  1.1 Issuance and Sale of the Preferred Shares. The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of Preferred Shares ("Shares") at the total purchase price ("Preferred Purchase Price") as are set forth on the signature page hereof at a closing held as mutually agreed by the parties (the "Closing").

                  1.2 Payment of Purchase Price. At the Closing, the Purchaser shall pay to the Company the Preferred Purchase Price.

         2.       Representations and Warranties of the Company

                  Subject to the exceptions set forth in the Company Disclosure Schedule, the Company represents and warrants to the Purchaser, as of the date hereof, that:

                  2.1 Corporate Organization, Contribution and Authority.

                      (a) Organization, Contribution. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

                      (b) Power and Authority. The Company has the corporate power and corporate authority to own and operate its Properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under the Transaction Documents.

                      (c) Foreign Qualification. The Company and its subsidiaries are qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

                  2.2 Capitalization.

                      (a) Capital Stock. Immediately prior to the Closing, the authorized and outstanding capital of the Company consists of: (i) 50,000,000 shares of Common Stock of which 10,754,158 shares are issued and outstanding, and (ii) 10,000,000 shares of preferred stock (5,000,000 of which are blank check preferred) of which none are issued or outstanding and of which 2,777,778 shares have been designated as Series D Convertible Preferred Stock.

                      (b) Other Securities, Rights. Schedule 2.2 sets forth the record ownership of all outstanding Stock Rights of the Company. Except as set forth in Schedule 2.2, (i) there are (A) no Stock Rights outstanding, nor
(B) any Contracts between the Company and any holders of its capital stock or Stock Rights or any Contracts among any holders of its capital stock or Stock Rights relating to the acquisition (including, without limitation, rights of first refusal, anti-dilution or pre-emptive rights), disposition or voting of the capital stock or Stock Rights in the Company; (ii) the Company has no obligation (contingent or otherwise) to issue or distribute to holders of any capital stock or Stock Rights any evidence of indebtedness or Property of the Company; (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any capital stock or Stock Rights in the Company or to pay any dividend or make any distribution in respect thereof; and
(iv) there are no outstanding stock appreciation, phantom stock or similar rights with respect to the Company.

                  2.3 Subsidiaries, Investments. The Company has the following wholly-owned subsidiaries: eRoomSystem Services, Inc., eRoomSystem SPE, Inc., and RSi BRE, Inc. RSi BRE, Inc. is an unconsolidated subsidiary of the Company.

                  2.4 Authorization. All action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations under the Transaction Documents and the issuance by the Company of the Preferred Shares has been taken, and the Transaction Documents constitute legally valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except for applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies. The Company has not retained any broker or finder in connection with the transactions contemplated in this Agreement.

                  2.5 Validity of Shares. The Preferred Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully-paid and nonassessable and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and any other encumbrances imposed by or through the Company.

                  2.6 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person (governmental or private) on the part of the Company (or, to the Company's and the Shareholder's knowledge, on the part of any third party) is required in connection with the Company's valid execution and delivery of the Transaction Documents or the offer, sale or issuance of the Preferred Shares, the offer, sale or transfer of the Common Shares or the consummation of any other transaction contemplated by this Agreement, except for, to the extent envisioned by the Company, the filing of a notice under Regulation D under the Securities Act and any other filings necessary to comply with applicable state securities laws, all of which shall be filed by the Company immediately following the Closing. The offer, sale and issuance of the Preferred Shares, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of applicable state securities laws.

                  2.7 Compliance. The Company is not in violation of any term of its certificate of incorporation or bylaws and is not in breach of or in default under any Contract to which it is a party or to which it or any of its Property is subject, or any Order or legal requirement applicable to the Company or any of its Property. No event has occurred which, with the passage of time or the giving of notice or both, would constitute a breach of or default under any of the foregoing. The execution, delivery and performance of and compliance with the Transaction Documents will not result in any such violation or be in breach of or constitute a default under any of the foregoing, or result in the creation of any Third-Party Right in any of the Properties of the Company pursuant thereto, or accelerate the time for performance of any obligation of the Company under any legal requirement, Order or Contract. The Company is not a party to any Contract or subject to any Order or legal requirement which has or may reasonably be expected to have a Material Adverse Effect on the Company. Neither the Shareholders nor any employee of the Company is in violation of any employment contract, patent or proprietary information disclosure agreement or any other Contract with any prior employer or any other Person, and the continued employment by the Company of the Shareholders and its present employees will not result in any such violation.

                  2.8 Reports and Financial Statements.

                      (a) SEC Reports. The Company has furnished to the Purchaser complete and accurate copies, as amended or supplemented, of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001 ("Last Fiscal Year-End"), as filed with the SEC, (ii) all proxy statements and other solicitation materials relating to the Company's meeting of stockholders held or currently scheduled since December 31, 2001 and (iii) all other reports filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001 (such reports are collectively referred to herein as the "Company Reports"). The Company Reports constitute all of the documents required to be filed by the Company under Section 13, 14 or 15(d) of the Exchange Act with the SEC since December 31, 2001.

                      (b) Financial Statements. The audited financial consolidated statements of the Company included in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2000 and 2001 (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Company.

                  2.9 Absence of Certain Liabilities. The Company has no liability or obligation of any nature, whether absolute, accrued, contingent, known, unknown or otherwise, arising out of acts or omissions heretofore occurring, or circumstances heretofore existing, except: (i) as set forth in the Company Reports; (ii) as accrued in the Financial Statements; (iii) for liabilities and obligations incurred since the Last Fiscal Year-End in the ordinary course of business consistent in nature and amount with prior periods; and (iv) liabilities and obligations of a kind not required to be accrued in a balance sheet at the date hereof prepared in accordance with GAAP which will not subject the Company to damages in excess of $10,000 individually (or in the aggregate for related matters) or $50,000 for all such matters.


                  2.10 Absence of Certain Changes.  Since the Last Fiscal
                       Year-End:

                      (a) The Company has operated its business in the ordinary course.

                      (b) There has been no material adverse change in the assets, business, liabilities, financial condition, results of operations, prospects or customer base of the Company, excluding the cash position of the Company, which has decreased from $1,031,232 to approximately $10,000.

                      (c) There has not been any damage, destruction or condemnation known to the Company with respect to Property having an aggregate net book value on the Company's books in excess of $50,000, net of any insurance recoveries.

                      (d) There has not been any change in the accounting methods, practices or principles of the Company.

                      (e) The Company has not sold, transferred, disposed of or granted licenses or other rights of use with respect to (or agreed or committed to do any of the foregoing) with respect to any of its Properties related to its business other than sales and licenses to end users in the ordinary course of business.

                      (f) The Company has not instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Agency.

                      (g) The Company has not assumed, guaranteed, endorsed or otherwise become responsible (or otherwise agreed to become responsible) for the obligations of any other Person, except for the endorsement of negotiable instruments in the ordinary course of business.

                       (h) The Company has not granted (or agreed or committed to grant) any increase in compensation or benefits other than normal salary increases consistent with prior periods.

                  2.11 Litigation. There is no action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or by the Company. Neither the Company nor its subsidiaries intends to initiate any action or proceeding against any other Person or before any court or Governmental Agency. To the knowledge of the Company, there is no action, proceeding or investigation pending or threatened against any Person other than the Company that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or would result in any change in the current equity ownership of the Company. To the knowledge of the Company, there is no Order in effect against the Company.

                  2.12 Title to Properties. The Company has good title to all of its properties and has good and valid rights to use all other properties used in its business, in each case subject to no Third-Party Right.

                  2.13 Private Offering. Neither the Company, nor anyone acting on its behalf has offered any of the Preferred Shares or any similar securities for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Preferred Shares or the transfer and sale of the Common Shares subject to the registration requirements of Section 5 of the Securities Act.

                  2.14 Use of Proceeds. The Company will use the proceeds from the issuance and sale of the Preferred Shares in its discretion; provided, however, that Company covenants that it shall not use more than ten percent (10%) of such offering proceeds (and shall not use any operating revenue) to pay any existing Company indebtedness (including trade creditors).

                  2.15 Disclosure. The representations by the Company made in this Section 2 and the Company Reports do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the representations and warranties made in this Section 2 and the Company Reports, in the light of the circumstances under which they were made, not misleading.

         3.       Representations and Warranties of the Purchaser

                  The Purchaser represents and warrants to the Company, as of the date hereof, that:

                  3.1  Corporate Organization and Authority.

                       (a) Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah.

                       (b) Power and Authority. The Purchaser has the corporate power and corporate authority to own and operate its Properties and to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under the Transaction Documents.

                  3.2 Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of all of its obligations under the Transaction Documents to which it is a party has been taken, and such Transaction Documents constitute legally valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights or rules of law governing specific performance, injunctive relief or other equitable remedies.

                  3.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Person (governmental or private) on the part of the Purchaser (or, to the Purchaser's knowledge, on the part of any third party other than the Company and any Shareholder) is required in connection with the Purchaser's valid execution and delivery of the Transaction Documents or the consummation of any other transaction contemplated by this Agreement.

                  3.4 Compliance. The execution, delivery and performance of and compliance with the Transaction Documents will not result in any violation of any term of its articles of organization or operating agreement or be in material breach of or constitute a material default under any material Contract to which it is a party or to which it or any of its Property is subject, or any Order or legal requirement applicable to the Purchaser or any of its Property.

                  3.5 Litigation. To the knowledge of the Purchaser, there is no action, proceeding or investigation pending or threatened against any Person other than the Purchaser that questions the validity of the Transaction Documents or the right of the Purchaser to enter into the Transaction Documents. To the knowledge of the Purchaser, there is no Order in effect against the Purchaser which would restrict the right or ability of the Purchaser to carry out this Agreement in accordance with its terms.

                  3.6 Securities Law Representations and Warranties.

                       (a) Investment Intent. The Purchaser is acquiring the Preferred Shares for its own account for the purpose of investment and not with a view to, or for resale in connection with, the distribution thereof. The Purchaser understands that the Preferred Shares have not been registered under the Securities Act or the securities laws of any state, and hereby agrees not to make any sale, transfer or other disposition of any such Preferred Shares unless either (i) the Preferred Shares first shall have been registered under the Securities Act and all applicable state securities laws, or (ii) an exemption from such registration is available, and the Company has received such documents and agreements from the Purchaser and the transferee as the Company reasonably requests at such time. A legend noting such restrictions will be placed on such certificates.

                       (b) Exemption from Registration. The Purchaser understands and acknowledges that the offering of the Preferred Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Preferred Shares contemplated by this Agreement are exempt from registration pursuant to Regulation D or under
Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon the Purchaser's representations set forth in this
Section 3.6.

                       (c) Accredited Investor. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Preferred Shares. The Purchaser has received all the information the Purchaser has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Preferred Shares. The Purchaser has the ability to bear the economic risks inherent in its investment in the Preferred Shares and is able, without materially impairing its financial condition, to hold the Preferred Shares for an indefinite period of time and to suffer a complete loss of its investment.

                       (d) Access to Information. The Purchaser has had the opportunity to: (i) discuss the Company's business, management and financial condition, affairs and prospects with the Company's management; and (ii) visit the Company's facilities and inspect certain of the Company's records provided by the Company. Purchaser did not know of any material misrepresentation or material breach of warranty by the Company at the time of Closing.

                       (e) Representations and Warranties. Nothing in this
Section 3.6 shall affect the interpretation or enforcement of any of the representations and warranties set forth in Section 2 or any certificate delivered pursuant to this Agreement.

                  3.7 Brokerage. The Purchaser has not retained any broker, finder or investment banker in connection with the transactions contemplated by the Transaction Documents.

         4.       Conditions to Closing

         All obligations of Purchaser at the Closing are subject, at Purchaser's option, to the fulfillment or waiver prior to or at the Closing, and in any event on or before January 31, 2003, of each of the following conditions, the satisfaction of which shall be certified to by an officer of the Company:

                  4.1 Representations and Warranties. All representations and warranties of the Company contained in the Transaction Documents shall be true in all material respects at and as of the Closing Date as though made at and as of that time.

                  4.2 Covenants. The Company shall have fully performed and complied with in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  4.3 Deliveries. The Company shall have made all the deliveries to Purchaser set forth in Section 5.1 and shall have made deliveries to Purchaser of such other documents, certificates and instruments and taken or caused to be taken such other actions reasonably requested by Purchaser to evidence compliance with the conditions set forth in this Section 4.

                  4.4 Legal Proceedings. No action or proceeding by or before any Governmental Authority shall be pending that might reasonably be expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement or otherwise prohibit Purchaser's ownership or operation of all or any portion of the Business, other than an action or proceeding instituted by either party to this Agreement or their respective Affiliates. The Company shall have no legal proceedings pending in which it is a party and in which claims have been made against the Company.

                  4.5 Judgment. There shall not be in effect any Order that would prevent or make unlawful the Closing.

                  4.6 Material Adverse Changes. There shall not have occurred (or reasonably be expected to occur) any event, change or development which has had or could reasonably expected to have a Material Adverse Effect.

                  4.7 Lender Approval. The Company shall have obtained lender approval, on terms and conditions satisfactory to it, for all of the business lease financing it needs in order to replace AMRESCO Leasing Corporation ("AMRESCO") as its principal business lease lender and shall have executed a master business lease financing agreement with such lender.

                  4.8 Cure of AMRESCO Default. The Company shall have received on or before November 18, 2002 written confirmation from AMRESCO that neither it nor its subsidiaries is in default under the Master Business Lease Financing Agreement dated February 23, 2001 and no default shall occur and be continuing on or prior to Closing.

                  4.9 International Display Works. The Company's manufacturer, International Display Works, must commit to supply product to the Company at an amount not to exceed current pricing for a period of time/number of units to be agreed upon, all to satisfaction of Purchaser.

                  4.10 NASDAQ Minimum Bid Compliance. The Company must comply with NASDAQ's minimum bid requirement prior to January 15, 2003 (by timely completing a reverse stock split or otherwise causing compliance). Per share amounts in this Agreement are prepared on a pre-split basis and shall be adjusted to reflect the reverse split, if it occurs.

                  4.11 NASDAQ Consent or Shareholder Approval. NASDAQ must grant consent to issuance of the Preferred Stock at $ 0.90 per share, which price, on an as converted to common basis, is less than current trading price of the Company's common stock. Alternatively, the Company must obtain shareholder approval for the issuance of the Preferred Stock on the terms and conditions set forth in this Agreement.

                  4.12 Company Settlement with its Trade Creditors. The Company must have executed settlements in place with its trade creditors who represent not less than 95% in value of currently outstanding amounts owed by the Company; provided, however, that the Company's performance pursuant to such settlements shall not cause the Company to violate its covenant restricting the use of proceeds as set forth in paragraph 2.14.

                  4.13 Legal Fees. The Company shall have reimbursed Purchaser for its legal fees incurred in connection with the Transaction Documents and the related interim financing transaction.

                  4.14 Schedules. The Company shall have delivered completed schedules to this Agreement that are satisfactory to Purchaser in its sole discretion.

                  4.15 Default. The Company shall not be in default under the Secured Convertible Promissory Note ("Note") payable to Purchaser dated November 8, 2002 in the original principal amount of $322,500, as such may be amended from time to time, any security agreement securing the obligations represented by such Note, and any other agreement between the parties that are executed on or about the same time as such documents ("Operative Documents").

                  4.16 Minimum Proceeds to the Company. The amount of proceeds to the Company from the Closing of this Agreement, aggregated with closing proceeds from all other agreements of like tenor that provide for the sale of Preferred Stock, shall not be less than $2,000,000 and all such agreements shall be closed on or before the same day as the Closing of this Agreement, unless otherwise agreed by the Purchaser.

                  4.17 License. The Company shall execute and deliver to Purchaser a non-revocable license to use all of the Company's now-owned or hereafter acquired intellectual property for a term which will end upon the satisfaction in full of all obligations of the Company to Purchaser under this Agreement, the Note and the Operative Documents, that contains such terms and conditions as are satisfactory to Purchaser in its sole discretion.


         5. Closing. At the Closing, subject to the other terms and conditions of this Agreement, the following items shall be delivered by and to the parties specified, and any other appropriate items specified in this Agreement and any of the other Transaction Documents shall be delivered by and to the appropriate parties, in each case properly executed.

                  5.1 Company.  The Company shall deliver to the Purchaser:

                       (a) a counterpart of this Agreement, executed by the Company;

                       (b) a file-stamped counterpart of the Certificate of Designation;

                       (c) a stock certificate evidencing the Preferred Shares;

                       (d) a good standing certificate of the Nevada Secretary of State with respect to the Company;

                       (e) a copy of all resolutions adopted by the Company's Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all certified by the Secretary of the Company as being in full force and effect as of the Closing; and


                       (f) an Investors Rights Agreement in the form attached hereto as Exhibit B (the "Investor Rights Agreement"), executed by the Shareholders and the Company.


                  5.2  Purchaser.  The Purchaser shall deliver to the Company:

                       (a) a counterpart of this Agreement, executed by the Purchaser;
                       (b)  the Preferred Purchase Price;

                       (c) the Investors Rights Agreement, executed by the Purchaser; and

                       (d) a good standing certificate of the Utah Secretary of State with respect to the Purchaser.

         6.       Miscellaneous

                  6.1 Entire Agreement; Successors and Assigns. The Transaction Documents constitute the entire agreement between the Company and the Purchaser relative to the subject matter hereof and thereof. Any previous agreement or negotiations between the Company and the Purchaser concerning the subject matter of the Transaction Documents is superseded by the Transaction Documents. The rights of the parties to this Agreement shall inure to the benefit of and be binding upon any direct or remote successor to all or the greater part of the Properties of such party. Any other assignment may be made only with the prior written consent of all the other parties. No assignment, whether or not permitted, will relieve the assignor of or otherwise affect the assignor's obligations with respect to the obligations assumed by such successor.

                  6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

                  6.3 Litigation. Each party to this Agreement irrevocably consents and submits to the jurisdiction of the federal and state courts sitting in Salt Lake County, Utah in any action or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated in this Agreement. Each party irrevocably: (a) agrees that all claims in respect of any such action or proceeding may be heard and determined in these courts; (b) waives any objection that such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Agreement brought in the aforementioned courts; and (c) agrees to consent to transfer of any action involving the parties to such forum based on the convenience and interest of the parties.

                  6.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed signature page shall be deemed an original.

                  6.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed given upon actual receipt if given by hand delivery, overnight courier, mail or facsimile transmission addressed:

                           if to the Company, to:

                                    106 East 13200 South
                                    Draper, UT 84020-8954
                                    fax: (801) 572-3122

                           if to the Purchaser, to:

                                    6405 South 3000 East, Suite 201
                                    Salt Lake City, UT 84121
                                    fax: (801) 453-2090


or to such other address as the Company, the Purchaser or the Shareholders may designate by 10 days prior written notice to the other parties to this Agreement.

                  6.6 Survival of Representations and Warranties; Claims. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  6.7 Amendment; Waiver. Any provision of this Agreement may be amended or waived only by a written instrument signed by the Company and the Purchaser.

                  6.8 Severability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties to this Agreement. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest possible extent, the economic, business and other purposes of the void or unenforceable provision.

                  6.9 Construction. The headings of the Sections of this Agreement are for convenience and shall not be considered in the interpretation of this Agreement. The words "hereof," "hereunder" and similar words refer to this Agreement as a whole and not to any subdivision contained in this Agreement. References herein to a Section or Exhibit refer to the designated Section or Exhibit of or to this Agreement. References herein to Schedules refer to the Company Disclosure Schedule. In construing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting this Agreement.

         7.       Glossary

                  Agreement - this Stock Purchase Agreement, including the Exhibits hereto and the Company Disclosure Schedule, as it may be amended from time to time in accordance with its terms.

                  Certificate of Designation - introductory paragraphs.

                  Company - introductory paragraphs.

                  Company Disclosure Schedule - the schedules and exceptions attached as Exhibit C.

                  Financial Statements - Section 2.8.

                  Closing - Section 1.1.

                  Contract - any written or oral agreement, commitment, arrangement, instrument or license.

                  GAAP - United States generally accepted accounting principles.

                  Governmental Agency - any agency, department, board, commission, district or other public organ, whether federal, state, local or foreign.

                  Investor Rights Agreement - Section 5.1(f).

                  Last Fiscal Year-End - Section 2.8.

                  Material Adverse Effect -a material adverse effect on the Company's Properties, assets, obligations or liabilities (absolute or contingent), financial condition, results of operations, business, operations or prospects of the Person in question.

                  Order - any judgment, decree, order or award.

                  Person - any corporation, general partnership, limited partnership, limited liability company, business trust, association, organization, entity, individual or a Governmental Agency.

                  Preferred Purchase Price - Section 1.1.

                  Preferred Shares - introductory paragraphs.

                  Property - any interest in any kind of property or asset, real, personal or mixed, tangible or intangible.

                  Purchaser - introductory paragraphs.

                  Securities Act - the Securities Act of 1933, as amended.

                  Shares - Section 1.1.

                  Stock Right - any right to acquire capital stock or any other Stock Rights from the corporation in question, including without limitation, an option, warrant, conversion right, exchange right, subscription right or pre-emptive right.

                  Tax - any federal, state, local or foreign tax, assessment, duty, fee and other governmental charge or imposition of any kind, whether measured by Properties, assets, wages, payroll, purchases, value added, payments, sales, use, business, capital stock, surplus or income, and any addition, interest, penalty, deficiency imposed with respect to any Tax.

                  Third-Party Right - any lien, security interest, mortgage, deed of trust, pledge, hypothecation, capitalized lease or interest or right for security purposes on any Property of the Person in question, or any right (i) to acquire, lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person, or (ii) restricting the Person's right to lease, use, dispose of, vote or exercise any right or power conferred by any Property of such Person.

                  Transaction Documents - this Stock Purchase Agreement (including exhibits), the Investors Rights Agreement, and the Certificate of Designation.

                  [remainder of page left blank intentionally]

In witness whereof, the parties have executed this Stock Purchase Agreement.

         Company:                   eROOMSYSTEM TECHNOLOGIES, INC.


                                    By:/s/ Derek K. Ellis
                                       -------------------------------------
                                       Derek K. Ellis
                                       Chief Financial Officer and Treasurer


         Purchaser:

                                    ASH CAPITAL, LLC
                                    by Providence Management, LLC, its Manager


                                    By:/s/ Jim Savas
                                       ------------------------------------
                                       Jim Savas
                                       Manager



--------------------------------------------------------------------------------

                  Number of Shares to be purchased:           1,308,333
                                                            X $    0.90

                  Total Preferred Purchase Price:            $1,177,500


Date:  November 8, 2002.


87-0630479
--------------------------------------------
Tax Identification or Social Security Number



Exhibits

A        Certificate of Designation
B        Form of Investor Rights Agreement

                                    EXHIBIT A

        Certificate of Designation of Rights, Privileges and Preferences
                         eROOMSYSTEM TECHNOLOGIES, INC.

                           CERTIFICATE OF DESIGNATION
                      OF RIGHTS, PRIVILEGES AND PREFERENCES
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK



         eRoomSystem Technologies, Inc., a Nevada corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by action of the Board of Directors of the Corporation dated October 28, 2002:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors designates and creates a series of Preferred Stock from the authorized shares of Preferred Stock, par value $0.001 per share, of the Corporation, and that the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, shall be as follows:

         1. Designation and Amount. The shares of such series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred") and the number of shares constituting the Series D Preferred shall be 2,777,778.

         2. Dividends. The holders of shares of Series D Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in common stock of the Corporation ("Common Stock")) on the Common Stock, at the rate of $0.054 per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing of this Certificate), or, if greater (as determined on a per annum basis and on an as converted basis for the Series D Preferred) an amount equal to that paid on any other outstanding stock of this Corporation, payable when and if declared by the Board of Directors. Such dividends shall not be cumulative.

         3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                  3.1 Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the holders of shares of Series D Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred by reason of their ownership thereof, an amount per share equal to (i) the sum of (A) $0.90 for each outstanding share of Series D Preferred and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like after the filing of this Certificate). If upon any Liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred and any other class of series of stock ranking on liquidation on a parity with the Series D Preferred ("Parity Stock") the full amount to which they shall be entitled, the holders of shares of Series D Preferred and any Parity Stock shall share ratably in any distribution of the assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  3.2 Participation. Upon the completion of the distribution required by Section 3.1, the holders of shares of Series D Preferred (on an as converted basis) and Common Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation additional amounts on a pro rata basis.

                  3.3 Certain Transactions. The merger or consolidation of the Corporation into or with any other entity, or the sale of all or substantially all of the assets of the Company, as a result of which the stockholders of the Corporation immediately prior to such transaction, in their capacities as such, own, immediately following such transaction, less than 50% of the surviving or buying entity or its parent, shall be deemed to be a Liquidation for all purposes of this Section 3.

                  3.4 Noncash Consideration. In any Dissolution, if the consideration received by the Corporation or its shareholders is other than cash, its value for purposes of this Section 3 will be determined as follows:

                  (a) Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 3.4(b):

                           (1) If traded on a securities exchange or through the
Nasdaq National Market, the
value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-calendar-day period ending 3 trading days prior to the closing;

                           (2) If actively traded over-the-counter (other than
through the Nasdaq National
Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-calendar-day period ending 3 trading days prior to the closing; and

                           (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred.

                  (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as stated in Section 3.4(a) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred.

                  (c) Other non-cash consideration shall be valued at the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred. In a transaction described in Section 3.3, the pricing of the non-cash consideration in connection with the dissolution is the same as it was priced in the underlying transaction, as determined in good faith by the Corporation's Board of Directors. If the holders of not less than a majority of the Series D Preferred object to the Board's determination of the value of a transaction described in Section 3.3, the Corporation and the holders of not less than a majority of the Series D Preferred shall each appoint one independent investment-banker or qualified appraiser and such persons shall in turn select a third investment-banker or qualified appraiser, which group of three persons shall then determine, by majority vote, the fair market value thereof.

                  3.5 Noncompliance. In the event the requirements of this
Section 3 are not complied with as to any transaction, the Corporation shall forthwith either:

                  (a) cause the closing of such transaction to be postponed until such time as the requirements of this Section 3 have been complied with; or

                  (b) cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice given pursuant to Section 3.6.

                  3.6 Notice. The Corporation shall give each holder of record of Series D Preferred written notice of any impending transaction which constitutes or would result in a Liquidation not later than 15 days prior to the stockholders' meeting called to approve such transaction, or 15 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series D Preferred that represent at least a majority of the voting power of all then outstanding shares of Series D Preferred.

         4. Voting Rights. The holders of the Series D Preferred shall have the following voting rights:

                  4.1 General. Except as otherwise required by law or as set forth in Section 4.2, the shares of Series D Preferred shall be voted together with the Common Stock and all other series of Preferred Stock at any annual or special meeting of the stockholders of the Corporation, or may act by written consent in the same manner as the Common Stock and any other series of Preferred Stock. Each holder of Series D Preferred shall be entitled to such number of votes for the Series D Preferred held by it on the record date fixed for such meeting or on the effective date of such written consent as shall be equal to the whole number of shares of Common Stock into which the shares of Series D Preferred held by such holder are convertible immediately after the close of business on the record date fixed for such meeting or on the effective date of such written consent.

                  4.2 Protective Provisions. The vote or written consent of the holders of a majority of all shares of Series D Preferred then outstanding shall be required for any action which:

                  (a) changes the rights, preferences, privileges, qualifications, limitations or restrictions of the Series D Preferred;

                  (b) increases or decreases the authorized number of shares of Series D Preferred;

                  (c) issues or creates any new class of equity security having rights preferential to or on parity with the rights of the Series D Preferred with respect to dividends or amounts distributable on Liquidation, or which amends the terms of or reclassifies any class of equity securities with the same effect;

                  (d) redeems, repurchases or otherwise acquires any shares of any class of equity securities or any securities or instruments convertible into, exchangeable for or carrying any right to acquire equity securities, or authorizes or creates a sinking fund for any such purpose; or

                  (e) amends the Corporation's Certificate of Incorporation (including without limitation the adoption or effectiveness of any certificate of rights, Privileges and Preferences of any new class or series of Preferred Stock) in any way which adversely affects the rights, preferences or privileges of the Series D Preferred.

         5. Conversion Rights. The holders of Series D Preferred shall have conversion rights as follows:

                  5.1 Right to Convert. Each share of Series D Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for the Series D Preferred, into the number of fully paid and nonassessable shares of Common Stock determined by dividing $0.90 by the Conversion Price in effect at the time of conversion. The price at which shares of Common Stock will be deliverable upon conversion of the Series D Preferred Stock (the "Conversion Price") shall initially be $0.15 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as provided in this Section 5.

                  5.2 Automatic Conversion. Each share of Series D Preferred shall automatically be converted, at the Conversion Price then in effect, upon the election by vote or written consent of a majority of shares of Series D Preferred to convert into Common Stock.

                  5.3 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled (computing the number of shares of Common Stock to which any holder is entitled on an aggregate basis with respect to all shares to be converted by such holder at the time of such conversion), the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock, determined by the Board of Directors in good faith. Before any holder of Series D Preferred shall be entitled to convert the same into full shares of Common Stock pursuant to
Section 5.1, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of Series D Preferred pursuant to Section 5.2, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series D Preferred and, in the case of a conversion pursuant to Section 5.1, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to its nominee(s), a certificate or certificates for the number of shares of Common Stock to which such holder or nominee(s) shall be entitled as set forth above, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  5.4 Adjustments to Conversion Price for Dilutive Issues.

                  (a) Additional Shares of Common Stock. For purposes of this
Section 5.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5.4(b), deemed to be issued) by the Corporation after the issuance of the Series D Preferred, other than shares of Common Stock issued or issuable:

                           (i) upon conversion of shares of Series D Preferred;

                           (ii) to vendors and key customers;

                           (iii) as a dividend or distribution on the Series D
Preferred;

                           (iv) in any event for which adjustment is made
pursuant to Section 5.5, 5.6 or 5.7 hereof; or

                           (v) by way of dividend or other distribution on
shares excluded from the definition of Additional Shares of Common Stock by this
Section 5.4(a).

                  (b) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time shall issue any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities ("Options") or any evidence of indebtedness, shares or securities directly or indirectly convertible into or exchangeable for Common Stock ("Convertible Securities") or shall fix a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall, subject to the exclusions set forth in Section 5.4(a), be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are so deemed to be issued:

                           (i) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (ii) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to equal the lesser of (A) a price that reflects such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities or (B) a price calculated as if such Options or Convertible Securities were excluded from the definition of "Additional Shares of Common Stock," it being the Corporation's intent that the issuance of such Options or Convertible Securities, together with the foregoing adjustments in their terms, will not have the net effect of increasing the Conversion Price of the Series D Preferred;

                           (iii) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A) in the case of Convertible Securities or
Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (B) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5.4(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (iv) in the case of any Options that expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

                           (v) if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5.4 as of the actual date of their issuance.

                  (c) No Adjustment of Conversion Price. No adjustment of the Conversion Price, in respect of the issuance of Additional Shares of Common Stock or otherwise, shall be made unless the consideration per share for Additional Shares of Common Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                  (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing:

                           (i) an amount equal to the sum of (A) the number of
shares of Common Stock outstanding immediately prior to such issue or subject to options, warrants, conversion rights and other similar rights outstanding immediately prior to such issue or (without duplication) reserved for issuance under option plans and other plans applicable to employees or directors of the Corporation, multiplied by the Conversion Price in effect immediately prior to such issue, plus (B) the aggregate consideration, if any, received by the Corporation for the issuance and sale of such Additional Shares of Common Stock by

                           (ii) the sum of (A) the number of shares of Common
Stock outstanding immediately prior to such issue or subject to options, warrants, conversion rights and other similar rights outstanding immediately prior to such issue or (without duplication) reserved for issuance under option plans and other plans applicable to employees or directors of the Corporation, plus (B) the number of such Additional Shares of Common Stock so issued.

                  (e) Determination of Consideration. For purposes of this
Section 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be determined as follows:

                           (i) Cash, Property and Services. Such consideration
shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of indebtedness
(other than Convertible Securities), be computed on the basis of the face amount of such indebtedness on the date of such issue;

                                    (C) insofar as it consists of (1) property
other than cash or indebtedness (other than Convertible Securities), or (2) services rendered, be computed at the fair value thereof at the time of such issue as determined in good faith by the Board of Directors; and

                                    (D) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 5.4(e)(i)(A), (B) and (C), allocable to the Additional Shares of Common Stock, as determined by the Board of Directors in good faith.

                           (ii) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.4(b), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (A) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (B) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

The consideration per share so determined shall be subject to adjustment pursuant to Sections 5.4(b)(ii) through(v).

                  5.5 Adjustment for Stock Splits, Dividends and Combinations. If the Corporation, at any time or from time to time after the original issuance of the Series D Preferred, shall effect a subdivision of the outstanding Common Stock, or shall fix a record date for determination of stockholders entitled to receive a dividend of Common Stock on its outstanding Common Stock, the Conversion Price then in effect immediately before such subdivision or as of such record date shall be proportionately reduced, and if the Corporation shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5.5 shall become effective at the close of business on the date the subdivision or combination becomes effective or on the record date for determining holders of any class of securities entitled to receive the dividend, provided that if such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section
5.5 as of the time of actual payment of such dividend.

                  5.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their shares of Series D Preferred been converted into shares of Common Stock on the date of such event, giving effect to all adjustments called for with respect to such securities during the period from the date of such event to and including the conversion date.

                  5.7 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3.3) provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive upon conversion of the Series D Preferred the number of shares of stock or other securities or property, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series D Preferred after the recapitalization so that the provisions of this Section 5 (including without limitation Section 5.4) shall be applicable after that event on a basis as equivalent to its application prior to such recapitalization as practicable.

                  5.8 No Impairment. The Corporation will not, by amendment of this Certificate of Rights, Privileges and Preferences or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series D Holders against impairment.

                  5.9 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred, in addition to such other remedies as shall be available to the Holders of such shares of Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  5.10 Certificate of Conversion Price. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series D Preferred at the time in effect, and (C) the number of shares of Common Stock and the nature and amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred.

                  5.11 Notices of Record Date. In the event the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         6. Redemption. The Corporation shall not have the right to redeem shares of Series D Preferred and holders of Series D Preferred shall not have the right to cause the Corporation to redeem such shares.

         7. Notices. Any notice required by this Certificate to be given to the holders of shares of Series D Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         Shareholder approval was not required to approve this Certificate.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, ERoomSystem Technologies, Inc. has caused this Certificate of Designation of Rights, Privileges and Preferences to be signed and attested this 12th day of November, 2002.

ATTEST:                                       eROOMSYSTEM TECHNOLOGIES, INC.


By:/s/ Gregory L. Hrncir                      By:   /s/ David S. Harkness
   ------------------------                         ---------------------
   Name: Gregory L. Hrncir                          Name:  David S. Harkness
   Secretary                                        President

                                    EXHIBIT B

                            Investor Rights Agreement
                         eRoomSystem Technologies, Inc.
                            Investor Rights Agreement



                  This Investor Rights Agreement dated November 8, 2002 is among eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), and Ash Capital, LLC, a Utah limited liability company (the "Investor"). Capitalized terms used herein are defined as set forth in Section 6.

                  The Investor currently holds 1,200,636 shares and options to purchase 145,313 shares of Common Stock of the Company (the shares held by the Investor and the shares of common stock issuable on exercise of such options are referred to herein as the "Current Shares"). The Company and the Investor are parties to a Stock Purchase Agreement dated November 8, 2002 (the "Stock Purchase Agreement") in which the Investor agrees to purchase 1,666,667 shares of Series D Convertible Preferred Stock of the Company (the "Preferred Stock") from the Company. The Company has delivered to the Investor a Convertible Secured Promissory Note (the "Note") in the principal amount of $322,500, which may be converted into shares of Preferred Stock.

                  This Agreement is part of a series of Investor Rights Agreements entered into between the Company and purchasers of shares of Preferred Stock. The Preferred Stock purchased by the Investor pursuant to the Stock Purchase Agreement and that may be acquired on conversion of the Note, and all other shares of Preferred Stock held by the Investor and all other holders of Preferred Stock, are referred to herein as the "Preferred Shares".

                  The parties desire to enter into the agreements set forth herein with respect to the Preferred Shares and the Current Shares.

                  Now, therefore, the parties agree as follows:

1.  Registration Rights

                  1.1  Request for Registration.

                  (a) General. If the Company shall receive at any time after the first anniversary of the Closing (as defined in the Stock Purchase Agreement) of the Investor's purchase of the Preferred Shares a written request from the Holders of a majority of the Registrable Securities then outstanding (on an as converted to Common Stock basis) that the Company file a registration statement under the Securities Act pursuant to this Section 1.1(a) covering the registration of at least 25% of the Registrable Securities outstanding on the date hereof (or any lesser percentage if the anticipated aggregate offering price exceeds $2,500,000), then the Company shall:

                  (i) within 10 days of the receipt thereof, give written notice of such request to all Holders;
and

                  (ii) use its best efforts to effect, within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of the mailing of such notice by the Company;

provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.1(a) after the Company has effected two registrations pursuant to this Section 1.1(a) and such registrations have been declared or ordered effective.

                  (b) Form S-3. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 under the Securities Act and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders pursuant to this Section 1.1(b), the Company will:

                  (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested which would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.1(b):

                  (x) if Form S-3 is not available for such offering by the Holders;

                  (y) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000; or

                  (z) if the Company has, within the 12-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.1(b).

Registrations effected pursuant to this Section 1.1(b) shall not be counted as demands for registration effected pursuant to Section 1.1(a).

                  (c) Underwriting. If Holders initiating the registration request under Section 1.1(a) or (b), (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of such request and the Company shall include such information in the written notice referred to in
Section 1.1(a)(i) or (b)(i), respectively. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided in this Section 1.1(c). All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.1, if the underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all securities which are not Registrable Securities are first entirely excluded from the underwriting. The Company shall have no obligation with respect to any registration requested pursuant to this Section 1.1 if, due to the operation of this Section 1.1(c), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in this Section 1.1.

                  (d) Delay Right. Notwithstanding anything in this Section 1.1, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.1 a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing could reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any material transaction that the Company is at that time actively pursuing and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize the right granted by this Section 1.1(d) more than once in any 12 month period.

                  (e) Limitations. Notwithstanding anything in this Section 1.1, the Company shall not be obligated to take any action to effect any registration pursuant to this Section 1.1 as to any Holder requesting registration for a sale not pursuant to an underwriting, if the Registrable Securities requested to be registered by such holder can be sold in the following 3-month period without registration in compliance with Rule 144 under the Securities Act and such sale is not restricted by Section 1.10 or otherwise.

                  1.2  Company Registration.

                  (a) Inclusion of Registrable Securities. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.1(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  (b) Underwriting Requirements. In connection with any offering involving an underwriting of Common Stock, the Company shall not be required under this Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriters, in their sole discretion, determine and advise in writing the Company and the Holders of the Registrable Securities requesting participation in such registration that in their good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered under this Section 1.2 exceeds the maximum amount of Common Stock which can be marketed (giving first priority to Common Stock to be issued by the Company in such underwriting, but giving priority to the shares requested to be included in the offering pursuant to this Section 1.2 over all other shares proposed to be included therein), then the Company shall be required to include in the offering only that number of shares of Common Stock, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering and the securities so included shall be apportioned pro rata among the participating Holders according to the total amount of securities entitled to be included therein owned by each participating Holder or in such other proportions as shall mutually be agreed to by such participating Holders. For purposes of such apportionment, for any participating Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single participating Holder, and any pro-rata reduction with respect to such participating Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such participating Holder.

                  1.3 Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement under the Securities Act with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 90 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 90-day period shall be extended for a period of time equal to any period that the Holder refrains from selling any securities included in such registration at the request of an underwriter or the Company due to a need, in accordance with
Section 1.3(f), to prepare and provide a supplemented or amended prospectus; and
(ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such obligation to continue for ninety (90) days.

                  (g) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each securities exchange or market on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  1.4 Expenses. All expenses (other than underwriting discounts, commissions and external counsel for the Holders) incurred in connection with registrations, filings or qualifications pursuant to Section 1.1 or 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.1(a) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, in which case all participating holders shall bear such expenses unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.1(a); and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.1(a) without diminution.

                  1.5 Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, including without limitation the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.6 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company agrees to indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.7(b) exceed the gross proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.7 to the extent (and only to the extent) of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 1.7.

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f) The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.8 Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.9 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration statement filed by the Company unless such registration rights are equal or subordinate to the registration rights granted to the Holders pursuant to this Agreement or (b) demand registration of other securities.

                  1.10 "Market Stand-Off" Agreement. The Investor hereby agrees that, during the period specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                  (a) such agreement shall not apply to the sale of any Equity Securities to an underwriter pursuant to an underwriting agreement.

                  (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                  (c) such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this
Section 1.10. Notwithstanding the foregoing, the obligations described in this
Section 1.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                  1.11 Assignment. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a Transferee of such securities who, after such assignment, holds at least 25% of the Registrable Securities then outstanding or is a majority-owned subsidiary of such Holder or any majority owner of such Holder, provided: (a) the Company is, within a reasonable time prior to such Transfer, furnished with written notice of the name and address of such Transferee and the securities with respect to which such registration rights are being assigned; and (b) such Transferee agrees in writing to be bound by the terms and conditions of this
Section 1, including without limitation the provisions of Section 1.10. For the purposes of determining the number of shares of Registrable Securities held by a Transferee, the holdings of transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

                  1.12 Amendment and Waiver. This Section 1 (and Section 5 or 6, insofar as it applies to this Section 1) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holders of a majority of the Registrable Securities then outstanding.

2.  Information Rights

                  2.1 Inspection. So long as the Investor continues to hold at least 1,200,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof), the Company shall permit the Investor, at the Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.1 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

                  2.2 Assignment. The rights the Investor under this Section 1 may be assigned and reassigned to a transferee of Common Equivalent Shares who holds, after such assignment, at least 1,200,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof) or is a majority-owned subsidiary of such assignor or any majority owner of such assignor, provided the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee. For the purposes of determining the number of Common Equivalent Shares held by a transferee, the holdings of transferees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees who would not qualify individually for assignment of rights under this Section 2 shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this
Section 2.

                  2.3 Amendment and Waiver. This Section 2 (and Section 5 or 6, insofar as it applies to this Section 2) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holder of at least 1,200,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof).

3.  Percentage Maintenance

                  3.1 Notice. Whenever the Company proposes to issue any Equity Securities, the Company shall deliver a notice by certified mail (the "First Offer Notice") to Investor, or each of its assignees that hold at least 1,200,000 Common Equivalent Shares (a "Participating Holder") stating (i) its bona fide intention to issue Equity Securities, (ii) the number of Equity Securities to be issued, and (iii) the price and terms, if any, upon which it proposes to issue such Equity Securities.

                  3.2 Election. By written notification received by the Company within 10 days after giving the First Offer Notice, each Participating Holder may elect to purchase or obtain, at the price and on the terms specified in the First Offer Notice, up to such Participating Holder's Pro-Rata Portion of such Equity Securities.

                  3.3 Consummation The Company may, during the 90-day period following the expiration of the period provided in Section 3.2, offer the remaining unsubscribed portion of such Equity Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the First Offer Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within 60 days of the Company's entry into any such agreement, the right provided in this Section 3 shall be revived and such Equity Securities shall not be issued unless first reoffered in accordance with this Section 3.

                  3.4 Excluded Transactions. The right of first offer in this
Section 3 shall not apply to the issuance of securities pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable Equity Securities whose issuance was subject to this Section 3, or pursuant to conversion of the Preferred Shares.

                  3.5 Limitation to Exempt Transactions. Notwithstanding any provision above to the contrary, the right of first offer pursuant to this
Section 3 is only granted to such Persons who may exercise such right in a transaction exempt from the registration requirements of the Securities Act.

                  3.6 Assignment. Any direct or indirect transferee of Common Equivalent Shares shall automatically, without further action, succeed to the rights of the Investor or other transferor under this Section 3 with respect to the transferred Common Equivalent Shares, subject to the limitation that such rights can be exercised only if such transferee meets the definition of a Participating Holder, and subject to the other limitations stated in this
Section 3. For purposes of determining a holder's status as a Participating Holder, its holdings shall be aggregated with the holdings of its partners and affiliates, and the exercise of rights under this Section 3 may be apportioned among itself and its partners and affiliates in such proportions as it deems appropriate. The rights under this Section 3 are not otherwise assignable.

                  3.7 Amendment, Waiver. This Section 3 can be amended, and its observance waived in any respect, with and only with the prior written consent of the Company and holders of a majority of the Common Equivalent Shares then held by all Persons who then meet the definition of a Participating Holder.

                  3.8 Termination. The rights set forth in this Section 3 shall terminate and be of no further force or effect when no Holder holds at least 1,200,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof).

4.  Additional Covenants.

                  4.1 Employee and Other Stock Arrangements. All Equity Securities sold or granted to employees, consultants or other service providers of the Company holding more than 5% of the outstanding stock of the Company on a fully diluted basis henceforth shall be subject to a market standoff provision at least as restrictive as Section 1.10. This Section 4.1 (and Section 5 or 6, insofar as it applies to this Section 4.1) may be amended, and the observance thereof waived in any respect, with (and only with) the prior written consent of the Company and the holder of a majority of the Common Equivalent Shares then outstanding. This Section 4.1 shall terminate and be of no further force or effect when no Holder holds at least 1,200,000 Common Equivalent Shares (as adjusted for stock splits, reverse stock splits, stock dividends and the like occurring after the date hereof).

5.  General

                  5.1 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Investor relating to the subject matter hereof. Any previous agreement or negotiations between the Company and the Investor concerning the subject matter of this Agreement is superseded by this Agreement.

                  5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

                  5.3 Litigation. Each party to this Agreement irrevocably consents and submits to the jurisdiction of the federal and state courts sitting in Salt Lake County, Utah in any action or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated in this Agreement. Each party irrevocably: (a) agrees that all claims in respect of any such action or proceeding may be heard and determined in these courts; (b) waives any objection that such party now or hereafter may have to the laying of venue for any action or proceeding arising out of or relating to this Agreement brought in the aforementioned courts; and (c) agrees to consent to transfer of any action involving the parties to such forum based on the convenience and interest of the parties.

                  5.4 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy of an executed signature page shall be deemed an original.

                  5.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be conclusively deemed given upon actual receipt if given by hand delivery, overnight courier, mail or facsimile transmission addressed:

if to the Company, to:              106 East 13200 South
                                    Draper, UT  84020-8954
                                    fax: (801) 572-3122

if to the Investor, to:             6405 South 3000 East, Suite 201
                                    Salt Lake City, UT 84121
                                    fax: (801) 453-2090



or to such other address as the Company or the Investor may designate by 10 days prior written notice to the other parties to this Agreement.

                  5.6 Severability. If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances will be interpreted so as best to effect the intent of the parties to this Agreement to the maximum permissible extent. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent greatest possible, the economic, business and other purposes of the void or unenforceable provision.

                  5.7 Construction. The headings of the Sections of this Agreement are for convenience and shall not be considered in the interpretation of this Agreement. The words "hereof," "hereunder" and similar words refer to this Agreement as a whole and not to any subdivision contained in this Agreement. References herein to a Section refer to the designated Section of this Agreement. In construing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel's role in drafting this Agreement.

                  5.8 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  5.9 Successors. This Agreement shall be binding upon and inure to the benefit of any successor to the Company or the Company's business.

6.  Glossary

                  Agreement - this Investor Rights Agreement, as it may be amended from time to time in accordance with its terms.

                  Closing - Section 1.1.

                  Common Equivalent Shares - (i) the Current Shares owned by a holder, (ii) the shares of Common Stock owned by such holder originally issued upon conversion of Preferred Shares and (iii) the shares of Common Stock issuable upon conversion of Preferred Shares owned by such holder.

                  Common Stock - shares of common stock of the Company, par value $0.001 per share.

                  Company - introductory paragraphs.

                  Current Shares - introductory paragraphs.

                  Equity Securities - any capital stock of the Company, and any security, instrument or right conferring a right to convert into, exchange for or acquire any capital stock of the Company.

                  Exchange Act - the Securities Exchange Act of 1934, as amended.

                  First Offer Notice - Section 3.1.

                  Form S-3 - Form S-3 under the Securities Act, as in effect on the date hereof, and any registration form subsequently adopted under the Securities Act which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  Holder - (i) the Investor with respect to the Registrable Securities held by it, and (ii) any Person owning or having the right to acquire Registrable Securities to whom rights under Section 1 have been assigned in accordance with Section 1.11.

                  Initiating Holder - Section 1.1(c).

                  Investor - introductory paragraphs.

                  Person - any corporation, general partnership, limited partnership, limited liability company, business trust, association, organization, entity, individual or a governmental agency.

                  Preferred Shares - introductory paragraphs.

                  Preferred Stock - introductory paragraphs.

                  Pro Rata Portion - the proportion that the number of Common Equivalent Shares then held by the Person in question bears to the total number of shares of Common Stock then outstanding (assuming full conversion, exercise and exchange of all convertible, exercisable or exchangeable securities and rights then outstanding).

                  Registrable Securities - (i) the Current Shares, (ii) the Common Stock issuable or issued upon conversion of the Preferred Shares, and
(iii) any common stock issued or distributed with respect to Common Stock otherwise constituting Registrable Securities. Securities shall cease to be Registrable Securities when (1) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (2) they are transferred on the open market pursuant to any available exemption under the Act, or (3) they have been sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder in a transaction in which the Holder's rights under Section 1 are not assigned or assignable.

                  Sale and Sell - a Transfer for valuable consideration. A pledge, hypothecation, mortgage or other encumbrance shall not constitute a Sale, but any exercise of a power of sale thereunder shall constitute a Sale.

                  SEC - the Securities and Exchange Commission, and any successor agency under the Securities Act.

                  Securities Act - the Securities Act of 1933, as amended.

                  Stock Purchase Agreement - introductory paragraphs.

                  Transfer - any sale, exchange, delivery, assignment, disposal, gift, pledge, hypothecation, mortgage or other encumbrance or transfer, in each case for any consideration or no consideration and whether voluntary or involuntary.

                  Transferee - the recipient in any Transfer.

                  Violation - Section 1.7(a).

                            [signature page follows]

                  In witness whereof, the parties have executed this Investor Rights Agreement.

Company:                      eROOMSYSTEM TECHNOLOGIES, INC.



                              By:   /s/ Derek K. Ellis
                                    --------------------------------------
                                    Derek K. Ellis
                                    Chief Financial Officer and Treasurer

Investor:                     ASH CAPITAL, LLC
                              by Providence Management, LLC, its Manager



                              By:   /s/ Jim Savas
                                    --------------------------------------
                                    Jim Savas
                                    Manager